JPMorgan Chase Financial Company LLC	March 2017

Pricing Supplement
Registration Statement Nos. 333-209682 and 333-209682-01
Dated March 3, 2017
Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. and International Equities

Fixed Coupon Callable Securities due March 7, 2019

Based on the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the Russell 2000® Index
Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

Fixed Coupon Callable Securities do not guarantee the repayment of principal.  The securities offer the opportunity for investors to earn a fixed quarterly coupon. In addition, we will have the right to redeem the securities at our discretion on any coupon payment date (other than the first and final coupon payment dates) for an early redemption payment equal to the stated principal amount plus the related quarterly coupon. Any early redemption of the securities will be at our discretion and will not automatically occur based on the performance of the underlying indices. If the securities have not been redeemed prior to maturity and the final index value of each underlying index is greater than or equal to its downside threshold level, the payment at maturity due on the securities will be the stated principal amount and the final quarterly coupon. If, however, the securities have not been redeemed prior to maturity and the final index value of any underlying index is less than its downside threshold level, you will be exposed to the decline in the worst performing of the underlying indices, as compared to its initial index value, on a 1-to-1 basis and will receive, in addition to the final quarterly coupon, a cash payment at maturity (excluding the final quarterly coupon) that is less than 60% of the stated principal amount of the securities and could be zero. The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving a cash payment at maturity that is significantly less than the stated principal amount of the securities and could be zero.  Accordingly, investors could lose their entire initial investment in the securities. Because any payment at maturity is based on the worst performing of the underlying indices, a decline beyond the downside threshold level of any underlying index will result in a significant loss of your initial investment, even if the other underlying indices appreciate or have not declined as much.  Investors will not participate in any appreciation of any underlying index. The securities are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program.  Any payment on the securities is subject to the credit risk of JPMorgan Financial, as issuer of the securities, and the credit risk of JPMorgan Chase & Co., as guarantor of the securities.

FINAL TERMS
Issuer:	JPMorgan Chase Financial Company LLC
Guarantor:	JPMorgan Chase & Co.
Underlying indices:	EURO STOXX 50® Index (the “SX5E Index”), S&P 500® Index (the “SPX Index”) and Russell 2000® Index (the “RTY Index”) (each an “underlying index”)
Aggregate principal amount:	$4,341,000
Optional early redemption:	We, at our discretion, may redeem the securities early, in whole but not in part, on any of the coupon payment dates (other than the first and final coupon payment dates) for the early redemption payment. If we intend to redeem your securities early, we will deliver notice to The Depository Trust Company, or DTC, at least three business days before the applicable coupon payment date. Any early redemption of the securities will be at our discretion and will not automatically occur based on the performance of the underlying indices. No further payments will be made on the securities once they have been redeemed.
Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount plus (ii) the quarterly coupon otherwise due on the related coupon payment date.
Quarterly coupon:	Unless the securities have been previously redeemed, a quarterly coupon at an annual rate of 5.15% (corresponding to $12.875 per quarter per security) is payable on each coupon payment date.
Payment at maturity (if the securities have not been previously redeemed):	• If the final index value of each underlying index is greater than or equal to its downside threshold level:	(i) the stated principal amount plus (ii) the final quarterly coupon
	• If the final index value of any underlying index is less than its downside threshold level:	(i) (a) the stated principal amount times (b) the index performance factor of the worst performing underlying index plus (ii) the final quarterly coupon. This cash payment (excluding the final quarterly coupon) will be less than 60% of the stated principal amount of the securities and could be zero.
Downside threshold level:

With respect to the SX5E Index: 2,042.034, which is equal to 60% of its initial index value

With respect to the SPX Index: 1,429.872, which is equal to 60% of its initial index value
With respect to the RTY Index: 836.4762, which is equal to 60% of its initial index value

Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	March 3, 2017
Original issue date (settlement date):	March 8, 2017
Valuation date:	March 4, 2019, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Determination Date” in the accompanying product supplement
Maturity date:	March 7, 2019, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement
Terms continued on the following page
Agent:	J.P. Morgan Securities LLC (“JPMS”)
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per security	$1,000.00	$15.00(2)	$980.00
$5.00(3)
Total	$4,341,000.00	$86,820.00	$ 4,254,180.00

(1)	See “Additional Information about the Securities — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the securities.
(2)	JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us of $15.00 per $1,000 stated principal amount security to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5.00 for each $1,000 stated principal amount security

The estimated value of the securities on the pricing date was $969.90 per $1,000 stated principal amount security. See “Additional Information about the Securities — The estimated value of the securities” in this document for additional information.

Investing in the securities involves a number of risks. See “Risk Factors” beginning on page PS-9 of the accompanying product supplement, “Risk Factors” beginning on page US-2 of the accompanying underlying supplement and “Risk Factors” beginning on page 10 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the Securities” at the end of this document.

Product supplement no. MS-1-I dated June 3, 2016: http://www.sec.gov/Archives/edgar/data/19617/000095010316013935/crt_dp64833-424b2.pdf

Underlying supplement no. 1-I dated April 15, 2016: http://www.sec.gov/Archives/edgar/data/19617/000095010316012649/crt-dp64909_424b2.pdf

Prospectus supplement and prospectus, each dated April 15, 2016: http://www.sec.gov/Archives/edgar/data/19617/000095010316012636/crt_dp64952-424b2.pdf

JPMorgan Chase Financial Company LLC

Fixed Coupon Callable Securities due March 7, 2019

Based on the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the Russell 2000® Index
Principal at Risk Securities

Terms continued from previous page:
Initial index value:

With respect to the SX5E Index: 3,403.39, which is its closing level on the pricing date

With respect to the SPX Index: 2,383.12, which is its closing level on the pricing date

With respect to the RTY Index: 1,394.127, which is its closing level on the pricing date

Final index value:	With respect to each underlying index, the closing level on the valuation date
Worst performing underlying index:	The underlying index with the worst index performance factor
Index performance factor:	With respect to each underlying index, the final index value divided by the initial index value
Coupon payment dates:	June 8, 2017, September 8, 2017, December 7, 2017, March 8, 2018, June 7, 2018, September 7, 2018, December 6, 2018 and the maturity date, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes – Postponement of a Payment Date” in the accompanying product supplement
CUSIP/ISIN:	46646QJ63 / US46646QJ631
Listing:	The securities will not be listed on any securities exchange.
March 2017	Page 2

JPMorgan Chase Financial Company LLC

Fixed Coupon Callable Securities due March 7, 2019

Based on the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the Russell 2000® Index
Principal at Risk Securities

Investment Summary

The Fixed Coupon Callable Securities due March 7, 2019 Based on the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the Russell 2000® Index, which we refer to as the securities, provide an opportunity for investors to earn a fixed quarterly coupon at an annual rate of 5.15%.

In addition, we will have the right to redeem the securities at our discretion on any coupon payment date (other than the first and final coupon payment dates) for the early redemption payment equal to the stated principal amount plus the quarterly coupon for the that coupon payment date. Any early redemption of the securities will be at our discretion and will not automatically occur based on the performance of the underlying indices. If the securities have not previously been redeemed and the final index value of each underlying index is greater than or equal to its downside threshold level, the payment at maturity will be the sum of the stated principal amount and the final quarterly coupon. However, if the securities have not previously been redeemed and the final index value of any underlying index is less than its downside threshold level, investors will be exposed to the decline in the worst performing underlying index, as compared to its initial index value, on a 1-to-1 basis. Under these circumstances, the payment at maturity will be (i) (a) the stated principal amount times (b) the index performance factor of the worst performing underlying index plus (ii) the final quarterly coupon. This payment (excluding the final quarterly coupon) will be less than 60% of the stated principal amount and could be zero. Investors in the securities must be willing to accept the risk of losing their entire principal In addition, investors will not participate in any appreciation of the underlying indices.

Supplemental Terms of the Securities

For purposes of the accompanying product supplement, each underlying index is an “Index.”

March 2017	Page 3

JPMorgan Chase Financial Company LLC

Fixed Coupon Callable Securities due March 7, 2019

Based on the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the Russell 2000® Index
Principal at Risk Securities

Key Investment Rationale

The securities offer investors an opportunity to earn a fixed quarterly coupon at an annual rate of 5.15%. The securities may be redeemed prior to maturity for the stated principal amount per security plus the applicable quarterly coupon, and the payment at maturity will vary depending on the final index value of each underlying index, as follows:

Scenario 1

On any coupon payment date (other than the first and final coupon payment dates), we elect to redeem the securities.

▪  The securities will be redeemed for (i) the stated principal amount plus (ii) the final quarterly coupon otherwise due on that coupon payment date.

▪  Investors will not participate in any appreciation of any underlying index from its initial index value.

Any early redemption of the securities will be at our discretion and will not automatically occur based on the performance of the underlying indices. It is more likely that we will redeem the securities when it would otherwise be advantageous for you to continue to hold the securities. As such, we will be more likely to redeem the securities when the securities are paying above-market interest. If the securities are redeemed prior to maturity, you will receive no more quarterly coupons and may be forced to reinvest in a lower interest rate environment. Under these circumstances, you may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk.

On the other hand, we will be less likely to exercise our redemption right when the securities are paying below-market interest. In this scenario, you will not have the opportunity to earn the higher prevailing market interest by reinvesting the proceeds from an early redemption.

Scenario 2

The securities are not redeemed prior to maturity, and the final index value of each underlying index is greater than or equal to its downside threshold level.

▪  The payment due at maturity will be (i) the stated principal amount plus (ii) the final quarterly coupon.

▪  Investors will not participate in any appreciation of any underlying index from its initial index value.

Scenario 3

The securities are not redeemed prior to maturity, and the final index value of any underlying index is less than its downside threshold level.

▪  The payment due at maturity will be (i) (a) the stated principal amount times (b) the index performance factor of the worst performing underlying index plus (ii) the final quarterly coupon.

Investors will lose some, and may lose all, of their principal in this scenario.

March 2017	Page 4

JPMorgan Chase Financial Company LLC

Fixed Coupon Callable Securities due March 7, 2019

Based on the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the Russell 2000® Index
Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing levels, (2) the final index values and (3) whether we exercise our option to redeem the securities.

Diagram #1: First Coupon Payment Date

Diagram #2: Coupon Payment Dates (Other Than the First and Final Coupon Payment Dates)

March 2017	Page 5

JPMorgan Chase Financial Company LLC

Fixed Coupon Callable Securities due March 7, 2019

Based on the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the Russell 2000® Index
Principal at Risk Securities

Diagram #3: Payment at Maturity if No Early Redemption Occurs

For more information about the payment upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 7.

March 2017	Page 6

JPMorgan Chase Financial Company LLC

Fixed Coupon Callable Securities due March 7, 2019

Based on the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the Russell 2000® Index
Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the early redemption payment if we elect to redeem the securities early and how to calculate the payment at maturity if the securities have not been redeemed early. The following examples are for illustrative purposes only. If the securities have not been previously redeemed, the amount you will receive at maturity, if any, will be determined by reference to the final index value of each underlying index. Any early redemption of the securities will be at our discretion and will not automatically occur based on the performance of the underlying indices. The actual initial index value and downside threshold level for each underlying index are specified on the cover of this pricing supplement. All payments on the securities, if any, are subject to our and JPMorgan Chase & Co.’s credit risks. The numbers in the hypothetical examples below may have been rounded for the ease of analysis. The examples below are based on the following assumed terms:

Quarterly coupon:	$12.875 per security
Early redemption:	We, at our discretion, may redeem the securities early, in whole but not in part, on any of the coupon payment dates (other than the first and final coupon payment dates) for the early redemption payment equal to the stated principal amount plus the quarterly coupon for the applicable coupon payment date.
Payment at maturity (if the securities have not been redeemed early):

If the final index value of each underlying index is greater than or equal to its downside threshold level: the stated principal amount and the final quarterly coupon

If the final index value of any underlying index is less than its downside threshold level: (i) (a) the stated principal amount times (b) the index performance factor of the worst performing underlying index plus (ii) the final quarterly coupon

Stated principal amount:	$1,000 per security
Hypothetical initial index value:	With respect to the SX5E Index: 3,300.00 With respect to the SPX Index: 2,350.00 With respect to the RTY Index: 1,400.00
Hypothetical downside threshold level:	With respect to the SX5E Index: 1,980.00, which is 60% of the hypothetical initial index value for such index
With respect to the SPX Index: 1,410.00, which is 60% of the hypothetical initial index value for such index
With respect to the RTY Index: 840.00, which is 60% of the hypothetical initial index value for such index
March 2017	Page 7

JPMorgan Chase Financial Company LLC

Fixed Coupon Callable Securities due March 7, 2019

Based on the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the Russell 2000® Index
Principal at Risk Securities

How to calculate the early redemption payment if we elect to redeem the securities early:

	Early redemption	Payment
Hypothetical Coupon Payment Date 1	No	$12.875 (quarterly coupon)
Hypothetical Coupon Payment Date 2	Yes	$1,012.875 (the stated principal amount plus the related quarterly coupon)

The securities are not redeemable on hypothetical coupon payment date 1, but we elect to redeem the securities early on hypothetical coupon payment date 2. The early redemption payment will include the quarterly coupon due with respect to the second coupon payment date, and will be equal to the stated principal amount of the securities plus the related quarterly coupon. No further payments will be made on the securities once they have been redeemed.

In this example, the early redemption feature limits the term of your investment to approximately 6 months and you may not be able to reinvest at comparable terms or returns.  If the securities are redeemed early, you will stop receiving quarterly coupons.  The total payments on the securities will amount to $1,025.75 per security.

How to calculate the payment at maturity (if the securities have not been redeemed early):

	Final index value			Payment at maturity
	SX5E Index	SPX Index	RTY Index
Example 1:	2,300 (at or above downside threshold level)	1,600 (at or above downside threshold level)	1,000 (at or above downside threshold level)	$1,012.875 (the stated principal amount plus the final quarterly coupon)

Example 2:	1,800 (below downside threshold level)	2,000 (at or above downside threshold level)	700 (below downside threshold level)	[$1,000 × index performance factor of the worst performing underlying index] + final quarterly coupon = $[1,000 × (700 / 1,400)] + $12.875 = $512.875
Example 3:	1,320 (below downside threshold level)	1,300 (below downside threshold level)	800 (below downside threshold level)	$[1,000 × (1,320 / 3,300)] + $12.875 = $412.875
Example 4:	1,400 (below downside threshold level)	705 (below downside threshold level)	600 (below downside threshold level)	$[1,000 × (705 / 2,350)] + $12.875 = $312.875

In example 1, the final index value of each underlying index is at or above its downside threshold level. Therefore, you receive at maturity the stated principal amount of the securities and the final quarterly coupon.

In example 2, the final index value of one underlying index is at or above its downside threshold level but the final index values of the other underlying indices are below their respective downside threshold levels. Therefore, you are exposed to the downside performance of the worst performing underlying index at maturity and receive a cash payment at maturity equal to (i) (a) the stated principal amount times (b) the index performance factor of the worst performing underlying index plus (ii) the final quarterly coupon.

Similarly, in examples 3 and 4, the final index value of each underlying index is below its downside threshold level, and you receive a cash payment at maturity equal to (i) (a) the stated principal amount times (b) the index performance factor of the worst performing underlying index plus (ii) the final quarterly coupon.

If the final index value of ANY underlying index is below its downside threshold level, you will be exposed to the downside performance of the worst performing underlying index at maturity, and your payment at maturity (excluding the final quarterly coupon) will be less than 60% of the stated principal amount per security and could be zero.

The hypothetical returns and hypothetical payments on the securities shown above apply only if you hold the securities for their entire term or until early redemption. These hypotheticals do not reflect fees or expenses that would be associated with

March 2017	Page 8

JPMorgan Chase Financial Company LLC

Fixed Coupon Callable Securities due March 7, 2019

Based on the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the Russell 2000® Index
Principal at Risk Securities

any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

March 2017	Page 9

JPMorgan Chase Financial Company LLC

Fixed Coupon Callable Securities due March 7, 2019

Based on the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the Russell 2000® Index
Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” of the accompanying product supplement and the accompanying underlying supplement. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not guarantee the return of any principal and your investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the return of any of the principal amount at maturity. Instead, if the securities have not been redeemed prior to maturity and if the final index value of any of the underlying indices is less than its downside threshold level, you will be exposed to the decline in the closing level of the worst performing underlying index, as compared to its initial index value, on a 1-to-1 basis. Under these circumstances, you will receive for each security that you hold at maturity, in addition to the final quarterly coupon, a cash payment equal to the stated principal amount times the index performance factor of the worst performing underlying index. In this case, your payment at maturity (excluding the final quarterly coupon) will be less than 60% of the stated principal amount and could be zero.
▪	You are exposed to the price risk of all three underlying indices, with respect to the payment at maturity. Your return on the securities is not linked to a basket consisting of the underlying indices. Rather, it will be contingent upon the independent performance of each underlying index. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying index. The performance of the underlying indices may not be correlated. Poor performance by any underlying index over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying indices. Accordingly, your investment is subject to the risk of decline in the closing level of each underlying index.

If any underlying index has declined to below its downside threshold level as of the valuation date, you will be fully exposed to the decline in the worst performing underlying index, as compared to its initial index value, on a 1-to-1 basis, even if the other underlying indices have appreciated. Under this scenario, your payment at maturity (excluding the final quarterly coupon) will be less than 60% of the stated principal amount and could be zero.

▪	Because the securities are linked to the performance of the worst performing underlying index, you are exposed to greater risks of sustaining a significant loss on your investment than if the securities were linked to just one underlying index. The risk that you will suffer a significant loss on your investment is greater if you invest in the securities than if you invest in substantially similar securities that are linked to the performance of just one underlying index. With three underlying indices, it is more likely that any one underlying index will close below its downside threshold level on the valuation date than if the securities were linked to only one underlying index. In addition, you will not benefit from the performance of any underlying index other than the worst performing underlying index. Therefore it is more likely that you will suffer a significant loss on your investment.
▪	The securities are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the securities. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or anticipated decline in our or JPMorgan Chase & Co.’s credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the securities. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.
▪	As a finance subsidiary, JPMorgan Financial has no independent operations and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of our affiliates to make payments under loans made by us or other intercompany agreements. As a result, we are dependent upon payments from our affiliates to meet our obligations under the securities. If these affiliates do not make payments to us and we fail to make payments on the securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.
▪	Investors will not participate in any appreciation in any underlying index. Investors will not participate in any appreciation in any underlying index from its initial index value, and the return on the securities will be limited to the quarterly coupon that is paid with respect to each coupon payment date.
March 2017	Page 10

JPMorgan Chase Financial Company LLC

Fixed Coupon Callable Securities due March 7, 2019

Based on the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the Russell 2000® Index
Principal at Risk Securities

▪	The securities are subject to risks associated with securities issued by non-U.S. companies, with respect to the SX5E Index. The equity securities included in the SX5E Index have been issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the securities markets in the home countries of the issuers of those non-U.S. equity securities, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.
▪	The securities are not directly exposed to fluctuations in foreign exchange rates with respect to the SX5E Index. The value of your securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies upon which the equity securities included in the SX5E Index are based, although any currency fluctuations could affect the performance of the SX5E Index. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the securities, you will not receive any additional payment or incur any reduction in any payment on the securities.
▪	An investment in the securities is subject to risks associated with small capitalization stocks with respect to the RTY Index. The stocks that constitute the RTY Index are issued by companies with relatively small market capitalization. The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies. Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.
▪	Early redemption risk. The term of your investment in the securities may be limited to as short as approximately six months by the optional early redemption feature of the securities. Any early redemption of the securities will be at our discretion and will not automatically occur based on the performance of the underlying indices. It is more likely that we will redeem the securities when it would otherwise be advantageous for you to continue to hold the securities. As such, we will be more likely to redeem the securities when the securities are paying above-market interest. If the securities are redeemed prior to maturity, you will receive no more quarterly coupons and may be forced to reinvest in a lower interest rate environment. Under these circumstances, you may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk. On the other hand, we will be less likely to exercise our redemption right when the securities are paying below-market interest. In this scenario, you will not have the opportunity to earn the higher prevailing market interest by reinvesting the proceeds from an early redemption.
▪	Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the securities and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as an agent of the offering of the securities, hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities, which we refer to as the estimated value of the securities. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The calculation agent has determined the initial index values and the downside threshold levels and will determine the final index values and whether the final index value of each underlying index is below its downside threshold level. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payment to you at maturity or upon an early redemption.

In addition, JPMorgan Chase & Co. is currently one of the companies that make up the SPX Index. JPMorgan Chase & Co. will not have any obligation to consider your interests as a holder of the securities in taking any corporate action that might affect the value of the SPX Index or the securities.

Moreover, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

▪	The estimated value of the securities is lower than the original issue price (price to public) of the securities. The estimated value of the securities is only an estimate determined by reference to several factors. The original issue price of the securities exceeds the estimated value of the securities because costs associated with selling,
March 2017	Page 11

JPMorgan Chase Financial Company LLC

Fixed Coupon Callable Securities due March 7, 2019

Based on the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the Russell 2000® Index
Principal at Risk Securities

structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.

▪	The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates. The estimated value of the securities is determined by reference to internal pricing models of our affiliates. This estimated value of the securities is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than the estimated value of the securities. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The estimated value of the securities is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the securities is based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed-rate debt of JPMorgan Chase & Co. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period. We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Additional Information about the Securities — Secondary market prices of the securities” in this document for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).
▪	Secondary market prices of the securities will likely be lower than the original issue price of the securities. Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices (a) exclude selling commissions and the structuring fee and (b) may exclude projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the securities.

The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Secondary trading may be limited” below.

▪	Secondary market prices of the securities will be impacted by many economic and market factors. The secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the closing level of each underlying index, including:
o	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
o	customary bid-ask spreads for similarly sized trades;
o	our internal secondary market funding rates for structured debt issuances;
o	the actual and expected volatility in the closing level of each underlying index;
o	the time to maturity of the securities;
March 2017	Page 12

JPMorgan Chase Financial Company LLC

Fixed Coupon Callable Securities due March 7, 2019

Based on the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the Russell 2000® Index
Principal at Risk Securities

o	whether the final index value of any underlying index is expected to be less than its downside threshold level;
o	whether we are expected to exercise our right to redeem the securities early;
o	the dividend rates on the equity securities included in the underlying indices;
o	the actual and expected positive or negative correlation between the underlying indices, or the actual or expected absence of any such correlation;
o	interest and yield rates in the market generally;
o	the exchange rates and the volatility of the exchange rates between the U.S. dollar and each of the currencies in which the equity securities included in the SX5E Index trade and the correlation among those rates and the levels of the SX5E Index; and
o	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

▪	Investing in the securities is not equivalent to investing in any underlying index. Investing in the securities is not equivalent to investing in any underlying index or its component stocks. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute any underlying index.

Adjustments to any underlying index could adversely affect the value of the securities.  The underlying index publisher of any underlying index may discontinue or suspend calculation or publication of that underlying index at any time.  In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.

▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could have adversely affected, and may continue to adversely affect, the closing levels of the underlying indices. Any of these hedging or trading activities on or prior to the pricing date could have affected the initial index values and, as a result, the downside threshold levels, which are the respective levels at or above which the underlying indices must close on the valuation date, if the securities are not redeemed prior to maturity, in order for you to avoid being exposed to the negative price performance of the worst performing underlying index at maturity. Additionally, these hedging or trading activities during the term of the securities could potentially affect the values of the underlying indices on the valuation date and, accordingly, if the securities are not redeemed prior to maturity, the payment to you at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.
▪	Secondary trading may be limited. The securities will not be listed on a securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. JPMS may act as a market maker for the securities, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS is willing to buy the securities. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.
▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper U.S. federal income tax treatment of the securities, and we do not intend to request a ruling from the IRS. Insofar as we have tax reporting responsibilities with respect to your securities, we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat them for U.S. federal income tax purposes as units each comprising (i) a Put Option written by you that is terminated if an early redemption occurs and that, if not terminated, in circumstances where the payment due at maturity is less than $1,000 (excluding accrued and unpaid interest), requires you to pay us an amount equal to that difference and (y) a Deposit of $1,000 per $1,000 principal amount security to secure your potential obligation under the Put Option, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Units Each Comprising a Put Option and a Deposit” in the accompanying product supplement, and in particular in the
March 2017	Page 13

JPMorgan Chase Financial Company LLC

Fixed Coupon Callable Securities due March 7, 2019

Based on the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the Russell 2000® Index
Principal at Risk Securities

subsection thereof entitled “— Notes with a Term of More than One Year.” The IRS might not accept, and a court might not uphold, this treatment. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income on the securities could differ materially and adversely from our description herein. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses on a number of issues, the most relevant of which for investors in the securities are the timing and character of income or loss (including whether the Put Premium might be currently included as ordinary income) and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax. While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the section below entitled “Tax considerations” and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

March 2017	Page 14

JPMorgan Chase Financial Company LLC

Fixed Coupon Callable Securities due March 7, 2019

Based on the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the Russell 2000® Index
Principal at Risk Securities

EURO STOXX 50® Index Overview

The EURO STOXX 50® Index consists of 50 component stocks of market sector leaders from within the Eurozone. For additional information about the EURO STOXX 50® Index, see the information set forth under “Equity Index Descriptions ― The EURO STOXX 50® Index” in the accompanying underlying supplement.

Information as of market close on March 3, 2017:

Bloomberg Ticker Symbol:	SX5E	52 Week High (on 3/3/2017):	3,403.39
Current Closing Level:	3,403.39	52 Week Low (on 6/27/2016):	2,697.44
52 Weeks Ago (on 3/3/2016):	3,012.87

The following table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the EURO STOXX 50® Index for each quarter in the period from January 1, 2012 through March 3, 2017. The graph following the table sets forth the daily closing levels of the EURO STOXX 50® Index during the same period. The closing level of the EURO STOXX 50® Index on March 3, 2017 was 3,403.39. We obtained the closing level information above and the information in the table and graph below from Bloomberg Professional® service (“Bloomberg”), without independent verification. The historical levels of the EURO STOXX 50® Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the EURO STOXX 50® Index at any time, including on the valuation date. The payment of dividends on the stocks that constitute the EURO STOXX 50® Index are not reflected in its closing level and, therefore, have no effect on the calculation of the payment at maturity.

EURO STOXX 50® Index	High	Low	Period End
2012
First Quarter	2,608.42	2,286.45	2,477.28
Second Quarter	2,501.18	2,068.66	2,264.72
Third Quarter	2,594.56	2,151.54	2,454.26
Fourth Quarter	2,659.95	2,427.32	2,635.93
2013
First Quarter	2,749.27	2,570.52	2,624.02
Second Quarter	2,835.87	2,511.83	2,602.59
Third Quarter	2,936.20	2,570.76	2,893.15
Fourth Quarter	3,111.37	2,902.12	3,109.00
2014
First Quarter	3,172.43	2,962.49	3,161.60
Second Quarter	3,314.80	3,091.52	3,228.24
Third Quarter	3,289.75	3,006.83	3,225.93
Fourth Quarter	3,277.38	2,874.65	3,146.43
2015
First Quarter	3,731.35	3,007.91	3,697.38
Second Quarter	3,828.78	3,424.30	3,424.30
Third Quarter	3,686.58	3,019.34	3,100.67
Fourth Quarter	3,506.45	3,069.05	3,267.52
2016
First Quarter	3,178.01	2,680.35	3,004.93
Second Quarter	3,151.69	2,697.44	2,864.74
Third Quarter	3,091.66	2,761.37	3,002.24
Fourth Quarter	3,290.52	2,954.53	3,290.52
2017
First Quarter (through March 3, 2017)	3,403.39	3,230.68	3,403.39
March 2017	Page 15

JPMorgan Chase Financial Company LLC

Fixed Coupon Callable Securities due March 7, 2019

Based on the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the Russell 2000® Index
Principal at Risk Securities

EURO STOXX 50® Index Historical Performance – Daily Closing Levels* January 2, 2012 to March 3, 2017

5,000
4,500
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
0
Index Level
Jan-12
Jul-12
Jan-13
Jul-13
Jan-14
Jul-14
Jan-15
Jul-15
Jan-16
Jul-16
Jan-17
Source: Bloomberg

*The dotted line in the graph indicates the downside threshold level, equal to 60% of the initial index value.

License Agreement. The EURO STOXX 50® Index and STOXX® are the intellectual property (including registered trademarks) of STOXX Limited, Zurich, Switzerland and/or its licensors (the “Licensors”), which are used under license. The securities based on the EURO STOXX 50® Index are in no way sponsored, endorsed, sold or promoted by STOXX Limited and its Licensors and neither Stoxx Limited nor any of its Licensors shall have any liability with respect thereto. See “Equity Index Descriptions — The EURO STOXX 50® Index — License Agreement” in the accompanying underlying supplement.

March 2017	Page 16

JPMorgan Chase Financial Company LLC

Fixed Coupon Callable Securities due March 7, 2019

Based on the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the Russell 2000® Index
Principal at Risk Securities

S&P 500® Index Overview

The S&P 500® Index, which is calculated, maintained and published by S&P Dow Jones Indices LLC consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. For additional information on the S&P 500® Index, see the information set forth under “Equity Index Descriptions — The S&P U.S. Indices” in the accompanying underlying supplement.

Information as of market close on March 3, 2017:

Bloomberg Ticker Symbol:	SPX	52 Week High (on 3/1/2017):	2,395.96
Current Closing Level:	2,383.12	52 Week Low (on 3/8/2016):	1,979.26
52 Weeks Ago (on 3/3/2016):	1,993.40

The following table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the S&P 500® Index for each quarter in the period from January 1, 2012 through March 3, 2017. The graph following the table sets forth the daily closing levels of the S&P 500® Index during the same period. The closing level of the S&P 500® Index on March 3, 2017 was 2,383.12. We obtained the closing level information above and in the table and graph below from Bloomberg, without independent verification. The historical levels of the S&P 500® Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the S&P 500® Index at any time, including on the valuation date. The payment of dividends on the stocks that constitute the S&P 500® Index are not reflected in its closing level and, therefore, have no effect on the calculation of the payment at maturity.

S&P 500® Index	High	Low	Period End
2012
First Quarter	1,416.51	1,277.06	1,408.47
Second Quarter	1,419.04	1,278.04	1,362.16
Third Quarter	1,465.77	1,334.76	1,440.67
Fourth Quarter	1,461.40	1,353.33	1,426.19
2013
First Quarter	1,569.19	1,457.15	1,569.19
Second Quarter	1,669.16	1,541.61	1,606.28
Third Quarter	1,725.52	1,614.08	1,681.55
Fourth Quarter	1,848.36	1,655.45	1,848.36
2014
First Quarter	1,878.04	1,741.89	1,872.34
Second Quarter	1,962.87	1,815.69	1,960.23
Third Quarter	2,011.36	1,909.57	1,972.29
Fourth Quarter	2,090.57	1,862.49	2,058.90
2015
First Quarter	2,117.39	1,992.67	2,067.89
Second Quarter	2,130.82	2,057.64	2,063.11
Third Quarter	2,128.28	1,867.61	1,920.03
Fourth Quarter	2,109.79	1,923.82	2,043.94
2016
First Quarter	2,063.95	1,829.08	2,059.74
Second Quarter	2,119.12	2,000.54	2,098.86
Third Quarter	2,190.15	2,088.55	2,168.27
Fourth Quarter	2,271.72	2,085.18	2,238.83
2017
First Quarter (through March 3, 2017)	2,395.96	2,257.83	2,383.12
March 2017	Page 17

JPMorgan Chase Financial Company LLC

Fixed Coupon Callable Securities due March 7, 2019

Based on the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the Russell 2000® Index
Principal at Risk Securities

S&P 500® Index Historical Performance – Daily Closing Levels* January 3, 2012 to March 3, 2017

3,000
2,500
2,000
1,500
1,000
500
0
Index Level
Jan-12
Jul-12
Jan-13
Jul-13
Jan-14
Jul-14
Jan-15
Jul-15
Jan-16
Jul-16
Jan-17

Source: Bloomberg

*The dotted line in the graph indicates the downside threshold level, equal to 60% of the initial index value.

License Agreement. “Standard & Poor’s®,” “S&P®,” “S&P 500®” and “Standard & Poor’s 500” are trademarks of Standard & Poor’s Financial Services LLC and have been licensed for use by JPMorgan Chase & Co. and its affiliates. See “Equity Index Descriptions — The S&P U.S. Indices — License Agreement” in the accompanying underlying supplement.

March 2017	Page 18

JPMorgan Chase Financial Company LLC

Fixed Coupon Callable Securities due March 7, 2019

Based on the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the Russell 2000® Index
Principal at Risk Securities

Russell 2000® Index Overview

The Russell 2000® Index consists of the middle 2,000 companies included in the Russell 3000ETM Index and, as a result of the index calculation methodology, consists of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For additional information about the Russell 2000® Index, see the information set forth under “Equity Index Descriptions — The Russell Indices” in the accompanying underlying supplement.

Information as of market close on March 3, 2017:

Bloomberg Ticker Symbol:	RTY	52 Week High (on 3/1/2017):	1,413.635
Current Closing Level:	1,394.127	52 Week Low (on 3/10/2016):	1,063.989
52 Weeks Ago (on 3/3/2016):	1,076.048

The following table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the Russell 2000® Index for each quarter in the period from January 1, 2012 through March 3, 2017. The graph following the table sets forth the daily closing levels of the Russell 2000® Index during the same period. The closing level of the Russell 2000® Index on March 3, 2017 was 1,394.127. We obtained the closing level information above and in the table and graph below from Bloomberg, without independent verification. The historical levels of the Russell 2000® Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the Russell 2000® Index at any time, including on the valuation date. The payment of dividends on the stocks that constitute the Russell 2000® Index are not reflected in its closing level and, therefore, have no effect on the calculation of the payment at maturity.

Russell 2000® Index	High	Low	Period End
2012
First Quarter	846.129	747.275	830.301
Second Quarter	840.626	737.241	798.487
Third Quarter	864.697	767.751	837.450
Fourth Quarter	852.495	769.483	849.350
2013
First Quarter	953.068	872.605	951.542
Second Quarter	999.985	901.513	977.475
Third Quarter	1,078.409	989.535	1,073.786
Fourth Quarter	1,163.637	1,043.459	1,163.637
2014
First Quarter	1,208.651	1,093.594	1,173.038
Second Quarter	1,192.964	1,095.986	1,192.964
Third Quarter	1,208.150	1,101.676	1,101.676
Fourth Quarter	1,219.109	1,049.303	1,204.696
2015
First Quarter	1,266.373	1,154.709	1,252.772
Second Quarter	1,295.799	1,215.417	1,253.947
Third Quarter	1,273.328	1,083.907	1,100.688
Fourth Quarter	1,204.159	1,097.552	1,135.889
2016
First Quarter	1,114.028	953.715	1,114.028
Second Quarter	1,188.954	1,089.646	1,151.923
Third Quarter	1,263.438	1,139.453	1,251.646
Fourth Quarter	1,388.073	1,156.885	1,357.130
2017
First Quarter (through March 3, 2017)	1,413.635	1,345.744	1,394.127
March 2017	Page 19

JPMorgan Chase Financial Company LLC

Fixed Coupon Callable Securities due March 7, 2019

Based on the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the Russell 2000® Index
Principal at Risk Securities

Russell 2000® Index Historical Performance – Daily Closing Levels* January 3, 2012 to March 3, 2017

1,600
1,400
1,200
1,000
800
600
400
200
0
Index Level
Jan-12
Jul-12
Jan-13
Jul-13
Jan-14
Jul-14
Jan-15
Jul-15
Jan-16
Jul-16
Jan-17
Source: Bloomberg

*The dotted line in the graph indicates the downside threshold level, equal to 60% of the initial index value.

License Agreement. The “Russell 2000® Index” is a trademark of FTSE Russell and has been licensed for use by JPMorgan Chase Bank, National Association and its affiliates.  For more information, see “Equity Index Descriptions — The Russell Indices — Disclaimers” in the accompanying underlying supplement.

March 2017	Page 20

JPMorgan Chase Financial Company LLC

Fixed Coupon Callable Securities due March 7, 2019

Based on the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the Russell 2000® Index
Principal at Risk Securities

Additional Information about the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions
Record date:	The record date for each coupon payment date is the date one business day prior to that coupon payment date.
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled valuation date is not a trading day or if a market disruption event occurs on that day so that the valuation date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the third business day following that valuation date as postponed.
Minimum ticketing size:	$1,000 / 1 security
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
The estimated value of the securities:

The estimated value of the securities set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value of the securities does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the securities is based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed-rate debt of JPMorgan Chase & Co. For additional information, see “Risk Factors — The estimated value of the securities is derived by reference to an internal funding rate” in this document. The value of the derivative or derivatives underlying the economic terms of the securities is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the securities on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates” in this document.

The estimated value of the securities is lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the securities. See “Risk Factors — The estimated value of the securities is lower than the original issue price (price to public) of the securities” in this document.

Secondary market prices of the securities:	For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Secondary market prices of the securities will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of six months and one-half of the stated term of the securities. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by our affiliates. See “Risk Factors — The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period.”
March 2017	Page 21

JPMorgan Chase Financial Company LLC

Fixed Coupon Callable Securities due March 7, 2019

Based on the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the Russell 2000® Index
Principal at Risk Securities

Tax considerations:

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. MS-1-I. Based on the advice of Davis Polk & Wardwell LLP, our special tax counsel, and on current market conditions, in determining our reporting responsibilities we intend to treat the securities for U.S. federal income tax purposes as units each comprising: (x) a Put Option written by you that is terminated if an early redemption occurs and that, if not terminated, in circumstances where the payment due at maturity is less than $1,000 (excluding accrued and unpaid interest), requires you to pay us an amount equal to that difference and (y) a Deposit of $1,000 per $1,000 principal amount security to secure your potential obligation under the Put Option, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Units Each Comprising a Put Option and a Deposit” in the accompanying product supplement, and in particular in the subsection thereof entitled “— Notes with a Term of More than One Year.” By purchasing the securities, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to follow this treatment and the allocation described in the following paragraph. However, there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses on a number of issues, the most relevant of which for investors in the securities are the character of income or loss (including whether the Put Premium might be currently included as ordinary income) and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax. While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

In determining our reporting responsibilities, we intend to treat approximately 37.09% of each quarterly coupon as interest on the Deposit and the remainder as Put Premium. Assuming that the treatment of the securities as units each comprising a Put Option and a Deposit is respected, amounts treated as interest on the Deposit will be taxed as ordinary income, while the Put Premium will not be taken into account prior to sale or settlement, including a settlement following an early redemption.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations (such an index, a “Qualified Index”). Additionally, the applicable regulations exclude from the scope of Section 871(m) instruments issued in 2017 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, our special tax counsel is of the opinion that Section 871(m) should not apply to the securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Withholding under legislation commonly referred to as “FATCA” will apply to amounts treated as interest or other “fixed or determinable annual or periodical” income (“FDAP Income”) for U.S. federal income tax purposes paid with respect to the securities, and (if they are treated, in whole or in part, as debt instruments) could also apply to payments of gross proceeds of a taxable disposition, including an early redemption or redemption at maturity, of a security. However, under a recent IRS notice, this regime will not apply to payments of gross proceeds (other than any amount treated as FDAP Income) with respect to dispositions occurring before January 1, 2019. You should consult your tax adviser regarding the potential application of FATCA to the securities.

You should consult your tax adviser regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by the 2007 notice. Purchasers who are not initial purchasers of securities at the issue price should also consult their tax advisers with respect to the tax consequences of an investment in the securities, including possible alternative treatments, as well as the allocation of the purchase price of the securities between the Deposit and the Put Option.

Supplemental use of proceeds and hedging:

The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities.  See “How the Securities Work” and “Hypothetical Examples” in this document for an illustration of the risk-return profile of the securities and “EURO STOXX 50® Index Overview,” “S&P 500® Index Overview” and “Russell 2000® Index Overview” in this document for a description of the market exposure provided by the securities.

The original issue price of the securities is equal to the estimated value of the securities plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus

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JPMorgan Chase Financial Company LLC

Fixed Coupon Callable Securities due March 7, 2019

Based on the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the Russell 2000® Index
Principal at Risk Securities

(minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities.
Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement
Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the securities in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Financial. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each security.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” in the accompanying product supplement.

Validity of the securities and the guarantee:	In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the securities offered by this pricing supplement have been executed and issued by JPMorgan Financial and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such securities will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the securities and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2016, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 24, 2016.
Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (800) 869-3326).
Where you can find more information:

You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these securities are a part, and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement.

This document, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying product supplement and the accompanying underlying supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•  Product supplement no. MS-1-I dated June 3, 2016:
http://www.sec.gov/Archives/edgar/data/19617/000095010316013935/crt_dp64833-424b2.pdf

•  Underlying supplement no. 1-I dated April 15, 2016:
http://www.sec.gov/Archives/edgar/data/19617/000095010316012649/crt-dp64909_424b2.pdf

•  Prospectus supplement and prospectus, each dated April 15, 2016:
http://www.sec.gov/Archives/edgar/data/19617/000095010316012636/crt_dp64952-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

As used in this document, “we,” “us,” and “our” refer to JPMorgan Financial.

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